Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Range Impact, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181048) of Vitality Biopharma, Inc. (now known as Range Impact, Inc.) and the Registration Statement on Form S-8 (No. 333-192398) of Vitality Biopharma, Inc. (now known as Range Impact, Inc.) of our report dated March 29, 2024, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio
August 8, 2024